SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             HAWAIIAN HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                                  71-0879698
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


3375 Koapaka Street, Suite G-350
Honolulu, Hawaii                                          96819
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered                           Each Class is to be Registered
-------------------                           ------------------------------

Common Stock, par value $.01                  American Stock Exchange, Inc.
                                              Pacific Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]


Securities Act registration statement file number to which this form relates: _______________
         (If Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                 -----------------------------------------------
                                (Title of Class)

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of the securities to be registered hereunder, presented under the caption "Description of Hawaiian Holdings Capital Stock" in the Preliminary Proxy Statement/Prospectus, included as part of the Registrant's Registration Statement on Form S-4 originally filed under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission") on May 3, 2002 (Registration No. 333-87540), as amended from time to time (the "1933 Act Registration Statement"), is hereby incorporated by reference. The description of the securities to be registered hereunder, presented under the caption "Description of Hawaiian Holdings Capital Stock" in the prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 with the Commission on July 26, 2002, is hereby incorporated by reference.


Item 2.           EXHIBITS

                  Not Applicable.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     HAWAIIAN HOLDINGS, INC.,
                                     REGISTRANT


                                     By: /s/ Lyn Flanigan Anzai
                                         ---------------------------------------
                                         Name:  Lyn Flanigan Anzai
                                         Title: Vice President, General Counsel
                                                and Corporate Secretary


Dated:  August 26, 2002